CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Guanwei Recycling Corp. (the “Registrant”) on Form 10-Q for the period ended March 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-Q”), I, Feng Yang, Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1. The Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended,  and;

2. The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Dated: May 15, 2012

/s/ Feng Yang
Feng Yang
Chief Financial Officer, Secretary, Treasurer and
Principal Financial and Accounting Officer